As filed with the Securities and Exchange Commission on 28 May, 2007
Registration No. 333-11964
Registration No. 333-11928

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMONWEALTH BANK OF AUSTRALIA
(A.B.N. 48 123 123 124)
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of Australia (State or other jurisdiction of incorporation or organization)	13-2847964 (I.R.S. Employer Identification No.)
48 Martin Place
Sydney, New South Wales 1155, Australia
(+61-2) 9378-2000
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Ian Phillips
Head of New York Branch
Commonwealth Bank of Australia, New York Branch
17th Floor, 599 Lexington Avenue
New York, New York 10022
Tel: (212) 848-9200
(Name, Address and Telephone Number of Agent For Service)

Copies to:
John E. Estes, Esq.
Waldo D. Jones, Jr., Esq.
Sullivan & Cromwell
125 Broad Street
New York, New York 10004
(212) 558-4000

     Approximate date of commencement of proposed sale to the public: N/A

          If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
     On May 17, 2000, Commonwealth Bank of Australia (the “Bank”) filed a registration statement on Form F-3 (Registration No. 333-11964), registering US$500,000,000 aggregate principal amount of debt securities and carrying forward US$500,000,000 of debt securities registered under Registration Statement No. 333-11928 (together, the “Registration Statements”).
     The Bank is filing this Post-Effective Amendment No. 1 to remove from registration the US$250,000,000 aggregate principal amount of debt securities that were registered or carried forward under the Registration Statements but remain unsold as of the date hereof.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Commonwealth of Australia, on 28 May, 2007.

COMMONWEALTH BANK OF AUSTRALIA
By:	/s/ David Craig
	Name:	David Craig
	Title:	Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in their capacity indicated on 28 May, 2007.

Name	Title

/s/ John M. Schubert John M. Schubert	Chairman

/s/ Ralph J. Norris Ralph J. Norris, DCNZM	Managing Director and Chief Executive Officer

/s/ Reg J. Clairs Reg J. Clairs, AO	Director

/s/ Colin R. Galbraith Colin R. Galbraith, AM	Director

/s/ S. Carolyn H. Kay S. Carolyn H. Kay	Director

/s/ Fergus D. Ryan Fergus D. Ryan	Director

/s/ Jane Hemstritch Jane Hemstritch	Director

/s/ Harrison Young Harrison Young	Director

/s/ John Anderson Sir John Anderson	Director

/s/ David Craig David Craig	Chief Financial Officer

Name	Title

/s/ Michael Venter Michael Venter	Principal Accounting Officer

/s/ Ian Phillips Ian Phillips	Authorized Representative in The United States